UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): October 10, 2008 (October 6, 2008)

Sona Mobile Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-12817	95-3087593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number including area code:	(212) 486-8887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On October 6, 2008, Shawn Kreloff resigned from the Board of Directors (“Board”) of Sona Mobile Holdings Corp. (the “Company”) effective immediately.

(d)           On October 9, 2008, Kimberly P. Stein was elected to the Board of the Company to fill a vacancy on the Company’s Board. It is not expected that Ms. Stein will serve on any Board committees.  Ms. Stein is the Vice President - Corporate and General Counsel for the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year.

On October 9, 2008, the Board of the Company amended and restated the Company’s Bylaws (“Amended and Restated Bylaws”) by the vote of the Board pursuant to Section 3.6 of Article III of the Bylaws of the Company, as amended July 20, 2007 to modernize them in light of changes in the Delaware General Corporation Law and to clarify certain procedural and administrative provisions.

A copy of the Amended and Restated Bylaws is attached as Exhibit 99.2 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
99.2 AMENDED AND RESTATED BYLAWS OF SONA MOBILE HOLDINGS CORP. Adopted October 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sona Mobile Holdings Corp. (Registrant)

Date: October 10, 2008	By:	/s/ Stephen Fellows
Name: Stephen Fellows Title: Chief Financial Officer